UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

AMERICAN BIO MEDICA CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07
Submission of Matters to a Vote of Security Holders

At the Annual Meeting of the Shareholders of the Company held on June 21, 2018 (the “Annual Meeting”), at the Company’s corporate offices in Kinderhook, New York, the following matters were voted upon.

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS

Total Shares in Attendance:	28,493,494	Total Shares Outstanding (as of April 20, 2018): 29,932,770
Percent of Shares Voted:	95.2%

Director	For	Percent	Withheld	Percent	Broker Non-Votes
Melissa A. Waterhouse	11,748,494	77.1	3,496,587	22.9	13,248,313
Peter Jerome	15,067,114	98.8	177,967	1.2	13,248,313

PROPOSAL NUMBER 2 – RATIFICATION OF AUDITORS

Total Shares in Attendance:	28,493,494	Total Shares Outstanding (as of April 20, 2018): 29,932,770
Percent of Shares Voted:	95.2%

For	Percent	Against	Percent	Abstain	Percent	Broker Non-Votes
28,313,066	99.4	112,391	0.4	63,037	0.2	0

A description of the proposals can be found in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 20, 2018.

The nominees for election to the Board of Directors were each elected for a three-year term ending in 2021, or until their successor(s) is/are elected and duly qualified. In addition to the directors elected at the Annual Meeting, Chaim Davis, Jean Neff and Diane Generous continued their terms of office after the Annual Meeting.

There were no other matters voted upon at the Annual Meeting other than the Proposals noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: June 26, 2018	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer) Principal Financial Officer